Exhibit 10.70

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

AWARD/CONTRACT

1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)

RATING

PAGE OF PAGES 1 33

2. CONTRACT (Proc. Inst. Ident) NO.
HDTRA1-09-C-0014

3. EFFECTIVE DATE
25 Sep 2009

4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
SEE SCHEDULE

5. ISSUED BY CODE HDTRA1
DEFENSE THREAT REDUCTION AGENCY/BE-BC
8725 JOHN J. KINGMAN ROAD, MSC 6201
FORT BELVOIR VA 22060-6201

6. ADMINISTERED BY (If other than Item 5) CODE S2401A
DCMA TWIN CITIES
B.H. WHIPPLE FEDERAL BLDG., RM 1150
FT. SNELLING MN 55111

7. NAME AND ADDRESS OF CONTRACTOR (No., street, city, county, state and zip code)
BIOPROTECTION SYSTEMS CORPORATION
DR. CHARLES LINK
2901 S LOOP DR STE 3360
AMES IA 50010-8646

CODE 47EJ3

FACILITY CODE

8. DELIVERY
[ ] FOB ORIGIN [X] OTHER (see below)

9. DISCOUNT FOR PROMPT PAYMENT

10. SUBMIT INVOICES 1 (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN: ITEM

11. SHIP TO/MARK FOR CODE HDTRA1
DEFENSE THREAT REDUCTION AGENCY/RD-CBM
SEE SEPARATE LETTER
8725 JOHN J KINGMAN ROAD, MSC 6201
FORT BELVOIR VA 22060-6201

12. PAYMENT WILL BE MADE BY CODE HQ0339
DFAS COLUMBUS CENTER
DFAS-CO/WEST ENTITLEMENT OPERATIONS
P.O. BOX 182381
COLUMBUS OH 43218-2381

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:
[ ] 10 U.S.C. 2304(c) ( ) [ ] 41 U.S.C. 253(c) ( )

14. ACCOUNTING AND APPROPRIATION DATA
See Schedule

15A. ITEM NO.	15B. SUPPLIES / SERVICES	15C. QUANTITY	15D. UNIT.	15E. UNIT PRICE	15F. AMOUNT
	SEE SCHEDULE				
		15G. TOTAL AMOUNT OF CONTRACT			**$3,707,837.00**

16. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC	DESCRIPTION	PAGE(S)
		PART I – THE SCHEDULE				**PART II – CONTRACT CLAUSES**	
X	A	SOLICITATION/CONTRACT FORM	1	X	I	CONTRACT CLAUSES	15 -32
X	B	SUPPLIES OR SERVICES AND PRICES/COSTS	2 - 4			**PART III – LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS**	
X	C	DESCRIPTION/SPECS./WORK STATEMENT	5	X	J	LIST OF ATTACHMENTS	33
X	D	PACKAGING AND MARKING	6			**PART IV – REPRESENTATIONS AND INSTRUCTIONS**	
X	E	INSPECTION AND ACCEPTANCE	7		K	REPRESENTATIONS CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	
X	F	DELIVERIES OR PERFORMANCE	8				
X	G	CONTRACT ADMINISTRATION DATA	9 - 13		L	INSTRS. CONDS. AND NOTICES TO OFFERORS	
X	H	SPECIAL CONTRACT REQUIREMENTS	14		M	EVALUATION FACTORS FOR AWARD	

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. [X] CONTRACTOR'S NEGOTIATED AGREEMENT Contractor is required to sign this document and return _1___ copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. [ ] AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number ____________ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract,. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)
Carl Langren, Chief Financial Officer

20A. NAME AND TITLE OF CONTRACTING OFFICER
ALYNNE FAUGHNAN / CONTRACT SPECIALIST
TEL EMAIL: alynne.Faughnan@dtra.mil

19B. NAME OF CONTRACTOR
By: /s/ Carl Langren
(Signature of person authorized to sign)

19C. DATE SIGNED
9/21/09

20B. UNITED STATES OF AMERICA
By: /s/Alynne Faughnan
(Signature of Contracting Officer)

20C. DATE SIGNED
9-21-09

NSN 7540-01-152-8069 26-107 STANDARD FORM 26 (REV. 12/2002)
Previous edition is usable GPO 1985 O – 469-794 Prescribed by GSA FAR (48 CFR) 53.214(a)

Section B - Supplies or Services and Prices

BAA REFERENCE

This contract is awarded as a result of Solicitation HDTRA1-07-RDINO-BAA, Broad Agency Announcement.

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001	Lot	$3,707,837.00
Base Period
CPFF
In accordance with Statement of Work entitled “aGal Adjuvant Technology for Biodefense Agents,” dated March 15, 2009 as attachment number one.
FOB: Destination
PURCHASE REQUEST NUMBER: CBS080011915
ESTIMATED COST	$3,408,767.00
FIXED FEE	$299,070.00
TOTAL EST COST + FEE	$3,707,837.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000101					$0.00
	Base Period Funding
	CPFF
	FOB: Destination
	PURCHASE REQUEST NUMBER: CBS080011915
	ESTIMATED COST				$0.00
	FIXED FEE				$0.00
	TOTAL EST COST + FEE				$0.00
	ACRN AA				$1,429,820.00
	CIN: CBS080011915000101

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000102					$0.00
	Base Period Funding
	CPFF
	FOB: Destination
	PURCHASE REQUEST NUMBER: CBM09001379
	ESTIMATED COST				$0.00
	FIXED FEE				$0.00
	TOTAL EST COST + FEE				$0.00
	ACRN AB				$2,278,017.00
	CIN: CBM090013719000102

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002					NSP
	Contract Data Requirements List
	CPFF
	CDRLS IAW attachment 1
	FOB: Destination
	PURCHASE REQUEST NUMBER: CBS080011915
	ESTIMATED COST				$0.00
	FIXED FEE				$0.00
	TOTAL EST COST + FEE				$0.00

See Exhibit A

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003	Lot	$6,891,784.00
OPTION	Option Year One
CPFF
FOB: Destination
ESTIMATED COST	$6,705,742.00
FIXED FEE	$186,042.00
TOTAL EST COST + FEE	$6,891,784.00

Section C - Descriptions and Specifications

CLAUSES INCORPORATED BY FULL TEXT

252.211-9000 Description/Specifications/Work Statement

The Contractor shall provide the supplies and/or services set forth in Section B, in accordance with the following:

a.  Statement of Work entitled “aGal adjuvant Technology for Biodefense Agents”, Dated March 15, 2009, Attachment 1 to the Contract.

b.  Contract Data Requirements List (DD Form 1423), Exhibit A to the Contract.

Section D - Packaging and Marking

CLAUSES INCORPORATED BY FULL TEXT

252.247-9001 PACKAGING AND MARKING

(a)  All data contained in Exhibit A, Contract Data Requirements List (CDRL), DD Form 1423 delivered under this contract shall be delivered using best commercial practices to meet the packaging requirements of the carrier and to insure delivery, to the addressees specified on the Data Item Cover Sheet, at destination and in accordance with applicable security requirements.

(b)  All data and correspondence submitted to the Contracting Officer shall reference the Contract Number, the CDRL number, and the date submitted. A copy of all correspondence sent to the Contracting Officer’s Representative (COR) or Project Manager shall be simultaneously provided to the Contracting Officer.

Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	Destination	Government	Destination	Government
000101	Destination	Government	Destination	Government
000102	Destination	Government	Destination	Government
0002	Destination	Government	Destination	Government
0003	Destination	Government	Destination	Government

CLAUSES INCORPORATED BY FULL TEXT

252.246-9000 INSPECTION AND ACCEPTANCE (JUL 2007)

Government inspection and acceptance of data is specified on the Contract Data Requirements List, DD Form 1423. In accordance with FAR 52.246-9, inspection and acceptance for all work performed at any and all times under this contract shall be the responsibility of the:

☒                                Contracting Officer’s Representative (COR) or Project Manager (PM). The Wide Area Work Flow (WAWF) Acceptor DoDDAC is located in DTRA 252.201-9000 Project Manager or DTRA 252.201-9002 Contracting Officer’s Representative.

☐                             Administrative Contracting Officer (ACO). The WAWF Acceptor DoDAAC can be found in the “Administered By” block on page 1 of the contract.

(End of Clause)

Section F - Deliveries or Performance

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	UIC

0001	POP 25-SEP-2009 TO 24-SEP-2011	N/A	DEFENSE THREAT REDUCTION AGENCY/RD-CBM SEE SEPARATE LETTER 8725 JOHN J KINGMAN ROAD, MAIL STOP 6201, FORT BELVOIR VA 22060 FOB: Destination	HDTRA1

000101	N/A	N/A	N/A	N/A

000102	N/A	N/A	N/A	N/A

0002	POP 25-SEP-2009 TO 24-SEP-2012	N/A	DEFENSE THREAT REDUCTION AGENCY/RD-CBM SEE SEPARATE LETTER 8725 JOHN J KINGMAN ROAD, MAIL STOP 6201, FORT BELVOIR VA 22060 FOB: Destination	HDTRA1

0003	POP 25-SEP-2011 TO 24-SEP-2012	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	HDTRA1

CLAUSES INCORPORATED BY REFERENCE

52.242-15 Alt I	Stop-Work Order (Aug 1989) - Alternate I	APR 1984
52.247-34	F.O.B. Destination	NOV 1991

Section G - Contract Administration Data

ADMINISTRATION

ASSIGNMENT OF CONTRACT ADMINISTRATION SERVICES (CAS)

FUNCTIONS (AUG 2007)

a.  The contract administration functions stated in FAR 42.302(a) are assigned to:

See Section A, Block 6.

b.  Notwithstanding that assignment, in accordance with FAR 42.202(b)(2), the following functions are determined to be best performed by the PCO and are retained by the DTRA Contracting Office:

(1)  FAR 42.302(a)(3) Conduct postaward orientation conferences.

(2)  FAR 42.302(a)(20) Perform Postaward Security Administration.

(3)  FAR 42.302(a)(40) Perform engineering surveillance to assess compliance with contractual terms for schedule, cost, and technical performance in the areas of design, development, and production.

(4)  FAR 42.302(a)(51) In accordance with FAR 52.244-2, consent to the placement of subcontracts which have experimental, developmental, or research work as one of its purposes.

(5)  Approval or disapproval of the data items listed on Exhibit A, DD Form 1423, Contract Data Requirements List.

(END OF CLAUSE)

ACCOUNTING AND APPROPRIATION DATA

AA: 9780400.2620 1000 B62D 255999 BD27846000 S49012

AMOUNT: $1,429,820.00

CIN CBS080011915000101: $1,429,820.00

AB: 9790400.2620 1000 B62D 255999 BD29356000 S49012

AMOUNT: $2,278,017.00

CIN CBM090013719000102: $2,278,017.00

CLAUSES INCORPORATED BY FULL TEXT

252.201-9002 CONTRACTING OFFICER’S REPRESENTATIVE (MAY 2007)

a.  The Contracting Officer’s Representative (COR) for this contract is:

☒                                 SEE SEPARATE LETTER
Defense Threat Reduction Agency/
8725 John J. Kingman Rd, MS 6201
Fort Belvoir VA 22060-6201
Telephone number (703)
e-mail address                       @dtra.mil.
WAWF Acceptor DoDAAC: HDTRA1

Defense Threat Reduction Agency/
1680 Texas St SE
Kirtland AFB NM 87117-5669
Telephone number (505)           -
e-mail address                 @abq.dtra.mil.
WAWF Acceptor DoDAAC: HDTRA2

b.  The COR will act as the Contracting Officer’s Representative for technical matters providing technical direction and discussion as necessary with respect to the specification/statement of work and monitoring the progress and quality of the Contractor’s performance. The COR is NOT an Administrative Contracting Officer (ACO) and does not have the authority to take any action, either directly or indirectly that would change the pricing, quality, quantity, place of performance, delivery schedule, or any other terms and conditions of the contract, or to direct the accomplishment of effort, which goes beyond the scope of the specifications/statement of work in the contract.

c.  When, in the opinion of the contractor, the COR requests effort outside the existing scope of the contract, the contractor shall promptly notify the Contracting Officer in writing. No action shall be taken by the contractor under such direction until the Contracting Officer has issued a modification to the contract or has otherwise resolved the issue.

CLAUSES INCORPORATED BY FULL TEXT

252.204-9002 PAYMENT INSTRUCTIONS FOR MULTIPLE ACCOUNTING CLASSIFICATION CITATIONS (AUG 2007)

In accordance with DFARS 204.7108 Payment Instructions, payment shall be made by the numbered payment instruction identified below:

☐                                  (1) Line item specific: single funding.  If there is only one source of funding for the contract line item (i.e., one ACRN), the payment office will make payment using the ACRN funding of the line item being billed.

☐                                  (2) Line item specific: sequential ACRN order.  If there is more than one ACRN within a contract line item, the payment office will make payment in sequential ACRN order within the line item, exhausting all funds in the previous ACRN before paying from the next ACRN using the following sequential order: Alpha/Alpha; Alpha/Numeric; Numeric/Alpha; and Numeric/Numeric.

☐                                  (3) Line item specific: contracting officer specified ACRN order.  If there is more than one ACRN within a contract line item, the payment office will make payment within the line item in the sequence

ACRN order specified by the contracting officer, exhausting all funds in the previous ACRN before paying from the next ACRN.

☒                                  (4) Line item specific: by fiscal year. If there is more than one ACRN within a contract line item, the payment office will make payment using the oldest fiscal year appropriations first, exhausting all funds in the previous fiscal year before disbursing from the next fiscal year. In the event there is more than one ACRN associated with the same fiscal year, the payment amount shall be disbursed from each ACRN within a fiscal year in the same proportion as the amount of funding obligated for each ACRN within the fiscal year.

☐                                    (5) Line item specific: by cancellation date. If there is more than one ACRN within a contract line item, the payment office will make payment using the ACRN with the earliest cancellation date first, exhausting all funds in that ACRN before disbursing funds from the next. In the event there is more than one ACRN associated with the same cancellation date, the payment amount shall be disbursed from each ACRN with the same cancellation date in the same proportion as the amount of funding obligated for each ACRN with the same cancellation date.

☐                                    (6) Line item specific: proration. If there is more than one ACRN within a contract line item, the payment office will make payment from each ACRN in the same proportion as the amount of funding currently unliquidated for each ACRN.

☐                                    (7) Contract-wide: sequential ACRN order.  The payment office will make payment in sequential ACRN order within the contract or order, exhausting all funds in the previous ACRN before paying from the next ACRN using the following sequential order: alpha/alpha; alpha/numeric; numeric/alpha; and numeric/numeric.

☐                                    (8) Contract-wide: contracting officer specified ACRN order.  The payment office will make payment in sequential ACRN order within the contract or order, exhausting all funds in the previous ACRN before paying from the next ACRN in the sequence order specified by the contracting officer.

☐                                    (9) Contract-wide: by fiscal year. The payment office will make payment using the oldest fiscal year appropriations first, exhausting all funds in the previous fiscal year before disbursing from the next fiscal year. In the event there is more than one ACRN associated with the same fiscal year, the payment amount shall be disbursed from each ACRN within a fiscal year in the same proportion as the amount of funding obligated for each ACRN within the fiscal year.

☐                                    (10) Contract-wide: by cancellation date. The payment office will make payment using the ACRN with the earliest cancellation date first, exhausting all funds in that ACRN before disbursing funds from the next. In the event there is more than one ACRN associated with the same cancellation date, the payment amount shall be disbursed from each ACRN with the same cancellation date in the same proportion as the amount of funding obligated for each ACRN with the same cancellation date.

☐                                    (11) Contract-wide: proration. The payment office will make payment from each ACRN within the contract or order in the same proportion as the amount of funding currently unliquidated for each ACRN.

☐                                    (12) Other. If none of the standard payment instructions identified in paragraphs (d)(1) through (11) of this section are appropriate, the contracting officer may insert other payment instructions, provided the other payment instructions—

(i)                                Provide a significantly better reflection of how funds will be expended in support of contract performance; and

(ii)                             Are agreed to by the payment office and the contract administration office.

CLAUSES INCORPORATED BY FULL TEXT

252.232-9007                             PAYMENT INFORMATION IN CENTRAL CONTRACTOR REGISTRATION (CCR) DATABASE

This contract contains FAR clause 52.204-7, Central Contractor Registration. All contractors must be registered in the CCR database prior to award, during performance, and through final payment of any contract, except for awards to foreign vendors for work to be performed outside the United States.

The Contractor is responsible for the accuracy and completeness of the data within the CCR, and for any liability resulting from the Government’s reliance on inaccurate or incomplete data. In addition to the contractor’s requirement to confirm on an annual basis that its information in the CCR database is accurate and complete, the contractor’s information in the CCR database must be updated whenever changes occur to the contractor’s remit-to data (e.g., account number, vendor name and address, etc.) and the paying office notified of any changes. The contractor’s failure to maintain accurate information in the CCR database could result in payment delays for which the Government shall not be liable.

CLAUSES INCORPORATED BY FULL TEXT

252.232-9012 WIDE AREA WORK FLOW (WAWF) — RECEIPT AND ACCEPTANCE (RA) INSTRUCTIONS (December 2007)

(a)  As prescribed in DFARS clause 252.232-7003 Electronic. Submission of Payment Requests (Jan 2004), Contractors must submit payment requests in electronic form. Paper copies will no longer be accepted or processed for payment unless the conditions of DFARS clause 252.232-7003(c) apply. To facilitate this electronic submission, the Defense Threat Reduction Agency (DTRA) has implemented the DoD sanctioned Wide Area Workflow-Receipt and Acceptance (WAWF-RA) for contractors to submit electronic payment requests and receiving reports. The contractor shall submit electronic payment requests and receiving reports via WAWF-RA. Vendors shall send an email notification to the Contracting Officer Representative (COR), Program/Project Manager or other government acceptance official identified in the contract by clicking on the Send More Email Notification link upon submission of an invoice/cost voucher in WAWF-RA. To access WAWF, go to https://wawf.eb.mil//.

** For questions, contact the DTRA WAWF Team at 703-767-6840 or wawfhelp@dtra.mil **

(b)  Definitions:

Acceptor: Contracting Officer’s Representative, Program/Project Manager, or other government acceptance official as identified in the contract/order.

Pay Official: Defense Finance and Accounting Service (DFAS) payment office identified in the contract/order.

SHIP To/Service Acceptor DoDAAC: Acceptor DoDAAC or DCMA DoDAAC (as specified in the contract/order).

DCAA Auditor DoDAAC: Needed when invoicing on cost-reimbursable contracts. (Go to www.dcaa.mil and click on the appropriate link under the Audit Office Locator to search for your DCAA DoDAAC.)

>>>                           For contracts that are administered by the Office of Naval Research (ONR):                              <<<

Enter the ONR DoDAAC in the DCAA Auditor DoDAAC field in WAWF.

(c)  WAWF Contractor Input Information:

The contractor shall use the following information in creating electronic payment requests in WAWF:

Invoice Type in WAWF:

If billing for Cost Type/Reimbursable contracts (including T&M and LH), select “Cost Voucher”

If billing for Firm-Fixed Price Materials Only, select “Combo”

If billing for Firm-Fixed Price Materials and Service, select “Combo”

If billing for Firm-Fixed Price Services Only, select “2-n-1 (Services Only)”

For WAWF Routing Information, See Table Below:

Description	SF 26	SF 33	SF 1449	DD 1155
	Located in Block/Section
Contract Number	2	2	2	1
Delivery Order	See Individual Order		4	2
CAGE Code	7	15a	17a	9
Pay DoDAAC	12	25	18a	15
Inspection	Section E (except SF 1449, See Entitled): INSPECTION AND ACCEPTANCE
Acceptance	Section E (except SF 1449, See Entitled): INSPECTION AND ACCEPTANCE
Issue Date	3	5	3	3
Issue by DoDAAC	5	7	9	6
Admin DoDAAC	6	24	16	7
Ship To / Service Acceptor DoDAAC	6	24	16	7
Ship to Extension	Do Not Fill In
Services or Supplies	Based on majority of requirement as determined by monetary value
Final Invoice?	Do not change “N” (no) to “Y” (yes) unless this is the last invoice and the contract is ready for closeout.

(d)  Final Invoices/Vouchers -Final Payment shall be made in accordance with the Federal Acquisition Regulation (FAR) 52.216-7, entitled “Allowable Cost and Payment.”

Invoices - Invoice 2-n-1 (Services Only) and Invoice and Receiving Report (Combo)

Select the “Y” selection from the “Final Invoice?” drop-down box when submitting the final invoice for payment for a contract. Upon successful submission of the final invoice, click on the Send More Email Notifications link to send an additional email notification to the Contracting Officer Representative (COR), Program/Project Manager or other government acceptance official identified in the contract.

Cost Vouchers - Once the final DCAA audit is complete for cost reimbursable contracts and authorization is received to submit the final cost voucher, select the “Y” selection from the “Final Voucher” drop-down box when submitting the final cost voucher. Upon successful submission of the final cost voucher, click on the Send More Email Notifications link to send an additional email notification to the following email address: finalcostvouchers@dtra.mil

(e)  WAWF Training may be accessed online at http://www.wawftraining.com//. To practice creating documents in WAWF, visit practice site at https://wawftraining.eb.mil//. General DFAS information may be accessed using the DFAS website at http://www.dod.mil/dfas//. Payment status information may be accessed using the myInvoice system at https://myinvoice.csd.disa.mil// or by calling the DFAS Columbus helpdesk at 800-756-4571. (Select Option 1) Your contract number and shipment/invoice number will be required to check status of your payment. Note: For specific invoice related inquiries email: wawfvendorpay@dtra.mil. Vendors shall forward any additional DTRA related WAWF questions to wawfhelp@dtra.mil.

Section H - Special Contract Requirements

H.1 PATENT RIGHTS

RETENTION BY THE CONTRACTOR

In accordance with FAR 52.227-11 (f), reporting on utilization of subject inventions:

The Contractor agrees to submit, periodic reports annually on the utilization of a subject invention or efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees.

Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	JUL 2004
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	SEP 2006
52.203-7	Anti-Kickback Procedures	JUL 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	SEP 2007
52.203-13	Contractor Code of Business Ethics and Conduct	DEC 2007
52.203-14	Display of Hotline Poster(s)	DEC 2007
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.204-7	Central Contractor Registration	APR 2008
52.209-6	Protecting the Government’s Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	SEP 2006
52.215-2	Audit and Records—Negotiation	JUN 1999
52.215-8	Order of Precedence—Uniform Contract Format	OCT 1997
52.215-10	Price Reduction for Defective Cost or Pricing Data	OCT 1997
52.215-12	Subcontractor Cost or Pricing Data	OCT 1997
52.215-15	Pension Adjustments and Asset Reversions	OCT 2004
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	JUL 2005
52.215-19	Notification of Ownership Changes	OCT 1997
52.216-7	Allowable Cost And Payment	DEC 2002
52.216-8	Fixed Fee	MAR 1997
52.217-9	Option To Extend The Term Of The Contract	MAR 2000
52.219-8	Utilization of Small Business Concerns	MAY 2004
52.219-28	Post-Award Small Business Program Rerepresentation	JUN 2007
52.222-3	Convict Labor	JUN 2003
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	MAR 2007
52.222-35	Equal Opportunity For Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	SEPT 2006
52.222-36	Affirmative Action For Workers With Disabilities	JUN 1998
52.222-37	Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans	SEPT 2006
52.222-39	Notification of Employee Rights Concerning Payment of Union Dues or Fees	DEC 2004
52.222-50	Combating Trafficking in Persons	AUG 2007
52.223-6	Drug-Free Workplace	MAY 2001
52.223-14	Toxic Chemical Release Reporting	AUG 2003
52.225-13	Restrictions on Certain Foreign Purchases	JUN 2008
52.227-1 Alt I	Authorization And Consent (Dec 2007) - Alternate I	APR 1984
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	DEC 2007
52.227-11 Alt II	Patent Rights—Ownership by the Contractor (Dec 2007) — Alternate II	DEC 2007
52.228-7	Insurance—Liability To Third Persons	MAR 1996
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-17	Interest	JUN 1996

52.232-20	Limitation Of Cost	APR 1984
52.232-23 Alt I	Assignment of Claims (Jan 1986) - Alternate I	APR 1984
52.232-25 Alt I	Prompt Payment (Oct 2003) Alternate I	FEB 2002
52.232-33	Payment by Electronic Funds Transfer—Central Contractor Registration	OCT 2003
52.233-1 Alt I	Disputes (Jul 2002) - Alternate I	DEC 1991
52.233-3 Alt I	Protest After Award (Aug 1996) - Alternate I	JUN 1985
52.233-4	Applicable Law for Breach of Contract Claim	OCT 2004
52.242-1	Notice of Intent to Disallow Costs	APR 1984
52.242-3	Penalties for Unallowable Costs	MAY 2001
52.242-4	Certification of Final Indirect Costs	JAN 1997
52.242-13	Bankruptcy	JUL 1995
52.243-2 Alt V	Changes—Cost-Reimbursement (Aug 1987) - Alternate V	APR 1984
52.244-2	Subcontracts	JUN 2007
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Items	MAR 2007
52.245-1	Government Property	JUN 2007
52.245-9	Use And Charges	JUN 2007
52.246-9	Inspection Of Research And Development (Short Form)	APR 1984
52.246-25	Limitation Of Liability—Services	FEB 1997
52.249-6	Termination (Cost Reimbursement)	MAY 2004
52.251-1	Government Supply Sources	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	JAN 2009
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	DEC 2004
252.203-7002	Requirement to Inform Employees of Whistleblower Rights	JAN 2009
252.204-7000	Disclosure Of Information	DEC 1991
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7004 Alt A	Central Contractor Registration (52.204-7) Alternate A	SEP 2007
252.204-7009	Requirements Regarding Potential Access to Export-Controlled Items	JUL 2008
252.205-7000	Provision Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	DEC 2006
252.211-7007	Reporting of Government-Furnished Equipment in the DoD Item Unique Identification (IUID) Registry	NOV 2008
252.215-7000	Pricing Adjustments	DEC 1991
252.215-7002	Cost Estimating System Requirements	DEC 2006
252.215-7004	Excessive Pass-Through Charges	MAY 2008
252.225-7006	Quarterly Reporting of Actual Contract Performance Outside the United States	MAY 2007
252.225-7012	Preference For Certain Domestic Commodities	MAR 2008
252.226-7001	Utilization of Indian Organizations and Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns	SEP 2004
252.227-7013	Rights in Technical Data—Noncommercial Items	NOV 1995
252.227-7016	Rights in Bid or Proposal Information	JUN 1995
252.227-7025	Limitations on the Use or Disclosure of Government- Furnished Information Marked with Restrictive Legends	JUN 1995
252.227-7027	Deferred Ordering Of Technical Data Or Computer Software	APR 1988
252.227-7030	Technical Data—Withholding Of Payment	MAR 2000
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.227-7039	Patents—Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.232-7003	Electronic Submission of Payment Requests and Receiving Reports	MAR 2008

252.232-7010	Levies on Contract Payments	DEC 2006
252.235-7002	Animal Welfare	DEC 1991
252.235-7010	Acknowledgment of Support and Disclaimer	MAY 1995
252.235-7011	Final Scientific or Technical Report	NOV 2004
252.243-7002	Requests for Equitable Adjustment	MAR 1998
252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	JAN 2007
252.247-7023	Transportation of Supplies by Sea	MAY 2002
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000
252.251-7000	Ordering From Government Supply Sources	NOV 2004

CLAUSES INCORPORATED BY FULL TEXT

52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)

(a)  The Government may extend the term of this contract by written notice to the Contractor on or before the expiration of the contract basic period. The Government will give the Contractor a preliminary written notice of its intent to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b)  If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c)  The total duration of this contract, including the exercise of any options under this clause, shall not exceed 36-Months.

(End of clause)

52.222-2 PAYMENT FOR OVERTIME PREMIUMS (JUL 1990)

(a)  The use of overtime is authorized under this contract if the overtime premium cost does not exceed $0.00 or the overtime premium is paid for work —

(1)  Necessary to cope with emergencies such as those resulting from accidents, natural disasters, breakdowns of production equipment, or occasional production bottlenecks of a sporadic nature;

(2)  By indirect-labor employees such as those performing duties in connection with administration, protection, transportation, maintenance, standby plant protection, operation of utilities, or accounting;

(3)  To perform tests, industrial processes, laboratory procedures, loading or unloading of transportation conveyances, and operations in flight or afloat that are continuous in nature and cannot reasonably be interrupted or completed otherwise; or

(4) That will result in lower overall costs to the Government.

(b)  Any request for estimated overtime premiums that exceeds the amount specified above shall include all estimated overtime for contract completion and shall—

(1)  Identify the work unit; e.g., department or section in which the requested overtime will be used, together with present workload, staffing, and other data of the affected unit sufficient to permit the Contracting Officer to evaluate the necessity for the overtime;

(2)  Demonstrate the effect that denial of the request will have on the contract delivery or performance schedule;

(3)  Identify the extent to which approval of overtime would affect the performance or payments in connection with other Government contracts, together with identification of each affected contract; and

(4)  Provide reasons why the required work cannot be performed by using multishift operations or by employing additional personnel.

* Insert either “zero” or the dollar amount agreed to during negotiations. The inserted figure does not apply to the exceptions in paragraph (a)(1) through (a)(4) of the clause.

(End of clause)

52.249-14 EXCUSABLE DELAYS (APR 1984)

(a)  Except for defaults of subcontractors at any tier, the Contractor shall not be in default because of any failure to perform this contract under its terms if the failure arises from causes beyond the control and without the fault or negligence of the Contractor. Examples of these causes are (1) acts of God or of the public enemy, (2) acts of the Government in either its sovereign or contractual capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, and (9) unusually severe weather. In each instance, the failure to perform must be beyond the control and without the fault or negligence of the Contractor. “Default” includes failure to make progress in the work so as to endanger performance.

(b)  If the failure to perform is caused by the failure of a subcontractor at any tier to perform or make progress, and if the cause of the failure was beyond the control of both the Contractor and subcontractor, and without the fault or negligence of either, the Contractor shall not be deemed to be in default, unless—

(1)  The subcontracted supplies or services were obtainable from other sources;

(2)  The Contracting Officer ordered the Contractor in writing to purchase these supplies or services from the other source; and

(3)  The Contractor failed to comply reasonably with this order.

(c)  Upon request of the Contractor, the Contracting Officer shall ascertain the facts and extent of the failure. If the Contracting Officer determines that any failure to perform results from one or more of the causes above, the delivery schedule shall be revised, subject to the rights of the Government under the termination clause of this contract.

(End of clause)

52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://farsite.hill.af.mil/

(End of clause)

252.201-9003 LIMITATION OF AUTHORITY

No person in the Government, other than a Contracting Officer, has the authority to provide direction to the Contractor, which alters the Contractor’s obligations or changes this contract in any way. If any person representing the Government, other than a Contracting Officer, attempts to alter contract obligations, change the contract specifications/statement of work or tells the contractor to perform some effort which the Contractor believes to be outside the scope of this contract, the Contractor shall immediately notify the Procuring Contracting Officer (PCO). Contractor personnel shall not comply with any order or direction which they believe to be outside the scope of this contract unless the order or direction is issued by a Contracting Officer.

252.203-9004 ETIOLOGIC AGENTS — BIOLOGICAL DEFENSE RESEARCH PROGRAM (FEB 2008)

a.               For purpose of this contract etiologic agent—biological defense program is defined as: any viable microorganism, or its toxin which causes or may cause human disease, including those agents listed in 42 CFR 73, 9 CFR 121, and 7 CFR 331, of the Department of Health and Human Services and Department of Agriculture regulations, respectively, and any agent of biological origin that poses a degree of hazard to those agents and is further identified by the US Army. The contractor shall comply with the following when working with etiologic agents:

(1)                      29 Code of Federal Regulations 1910, Occupational Health and Safety;

(2)                      US Department of Health and Human Services (DHHS) and US Department of Agriculture, Select Agent Program(s), 42 CFR 73, 9 CFR 121, and 7 CFR 331; and

(3)                      DHHS Publication No. 93-8395, Biosafety in Microbiological and Biomedical Laboratories, latest edition.

b.              Etiologic agents shall be packaged, labeled, shipped, and transported in accordance with applicable Federal, State, and local laws and regulations, to include:

(1)                      42 CFR 72 (Interstate Shipment of Etiologic Agents);

(2)                      49 CFR 172 and 173 (Department of Transportation);

(3)                      9 CFR 122 (USDA Restricted Animal Pathogens);

(4)                      International Air Transport Association Dangerous Goods Regulations;

(5)                      The United States Postal Service shall not be used for transportation of BDRP related etiologic agents; and

(6)                      If performance is outside of the United States, any additional procedures required by the nation where the work is to be performed.

252.204-9004 IMPLEMENTATION OF DISCLOSURE OF INFORMATION (JUN 2007)

In accordance with DFARS 252.204-7000 Disclosure of Information, any information to be released shall be submitted at least 45 days before the proposed release date, for security and policy review. Submit one copy to each below:

(a)  Office of Public Affairs, DTRA/DIR/COS/PA, 8725 John J. Kingman Dr, MS 6201, Ft Belvoir VA 22060-6201.

(b)  Contracting Officer

(c)  Program Manager

(d)  Task Order Manager

(End of Clause)

252.209-9002 NON-GOVERNMENT SUPPORT PERSONNEL (JAN 2008)

The following companies may have access to contractor information, technical data or computer software that may be marked as proprietary or otherwise marked with restrictive legends: Suntiva LLC (Formerly C-Systems International Corporation)(contract specialist support); Systems Research and Analysis (SRA, managing JPRAS)and The Tauri Group (Advisory and Assistance Services). Each contract contains organizational conflict of interest provisions and/or includes contractual requirements for non-disclosure of proprietary contractor information or data/software marked with restrictive legends. The contractor, by submitting a proposal or entering into this contract, is deemed to have consented to the disclosure of its information to Suntiva LLC, SRA, and The Tauri Group under the conditions and limitations described herein.

252.215-9004 KEY PERSONNEL (FEB 2000)

The personnel listed below are considered essential to the work being performed hereunder. Prior to removing, replacing, or diverting any of the specified individuals, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on this Contract. No deviation shall be made by the Contractor without the prior written consent of the Contracting Officer; provided, that the Contracting Officer may ratify in writing the change, such ratification shall constitute the consent of the Contracting Officer required by this paragraph. The personnel listed below may, with the consent of the contracting parties, be amended from time to time during the course of the Contract to either add or delete personnel as appropriate.

Principal Investigator

252.216-9003 CONSULTANTS (OCT 1998)

Services of consultants shall be at rates and for periods approved in advance by the Contracting Officer. Requests for approval shall be submitted to the Contracting Officer sufficiently in advance of the need to use a consultant under this Contract. The request shall include (a) a copy of the proposed consultant agreement, (b) a brief biography of the consultant, and (c) an indication of the area(s) in which consultant’s expertise will be utilized and why it is essential for contract performance. In addition, significant deviations from the dollar amount approved for consultant services, or changes in the consultants to be utilized, must likewise be approved in advance upon submission of adequate justification.

252.227-7013 RIGHTS IN TECHNICAL DATA—NONCOMMERCIAL ITEMS. (NOV 1995)

(a)  Definitions. As used in this clause:

(1)  Computer data base means a collection of data recorded in a form capable of being processed by a computer. The term does not include computer software.

(2)  Computer program means a set of instructions, rules, or routines recorded in a form that is capable of causing a computer to perform a specific operation or series of operations.

(3)  Computer software means computer programs, source code, source code listings, object code listings, design details, algorithms, processes, flow charts, formulae and related material that would enable the software to be reproduced, recreated, or recompiled. Computer software does not include computer data bases or computer software documentation.

(4)  Computer software documentation means owner’s manuals, user’s manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.

(5)  Detailed manufacturing or process data means technical data that describe the steps, sequences, and conditions of manufacturing, processing or assembly used by the manufacturer to produce an item or component or to perform a process.

(6)  Developed means that an item, component, or process exists and is workable. Thus, the item or component must have been constructed or the process practiced. Workability is generally established when the item, component, or process has been analyzed or tested sufficiently to demonstrate to reasonable people skilled in the applicable art that there is a high probability that it will operate as intended. Whether, how much, and what type of analysis or testing is required to establish workability depends on the nature of the item, component, or process, and the state of the art. To be considered “developed,” the item, component, or process need not be at the stage where it could be offered for sale or sold on the commercial market, nor must the item, component, or process be actually reduced to practice within the meaning of Title 35 of the United States Code.

(7)  Developed exclusively at private expense means development was accomplished entirely with costs charged to indirect cost pools, costs not allocated to a government contract, or any combination thereof.

(i)  Private expense determinations should be made at the lowest practicable level.

(ii)  Under fixed-price contracts, when total costs are greater than the firm-fixed-price or ceiling price of the contract, the additional development costs necessary to complete development shall not be considered when determining whether development was at government, private, or mixed expense.

(8)  Developed exclusively with government funds means development was not accomplished exclusively or partially at private expense.

(9)  Developed with mixed funding means development was accomplished partially with costs charged to indirect cost pools and/or costs not allocated to a government contract, and partially with costs charged directly to a government contract.

(10)  Form, fit, and function data means technical data that describes the required overall physical, functional, and performance characteristics (along with the qualification requirements, if applicable) of an item, component, or process to the extent necessary to permit identification of physically and functionally interchangeable items.

(11)  Government purpose means any activity in which the United States Government is a party, including cooperative agreements with international or multi-national defense organizations, or sales or transfers by the United States Government to foreign governments or international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose technical data for commercial purposes or authorize others to do so.

(12)  Government purpose rights means the rights to—

(i)  Use, modify, reproduce, release, perform, display, or disclose technical data within the Government without restriction; and

(ii)  Release or disclose technical data outside the Government and authorize persons to whom release or disclosure has been made to use, modify, reproduce, release, perform, display, or disclose that data for United States government purposes.

(13)  Limited rights means the rights to use, modify, reproduce, release, perform, display, or disclose technical data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the technical data outside the Government, use the technical data for manufacture, or authorize the technical data to be used by another party, except that the Government may reproduce, release or disclose such data or authorize the use or reproduction of the data by persons outside the Government if reproduction, release, disclosure, or use is—

(i)  Necessary for emergency repair and overhaul; or

(ii)  A release or disclosure of technical data (other than detailed manufacturing or process data) to, or use of such data by, a foreign government that is in the interest of the Government and is required for evaluational or informational purposes;

(iii)  Subject to a prohibition on the further reproduction, release, disclosure, or use of the technical data; and

(iv)  The contractor or subcontractor asserting the restriction is notified of such reproduction, release, disclosure, or use.

(14)  Technical data means recorded information, regardless of the form or method of the recording, of a scientific or technical nature (including computer software documentation). The term does not include computer software or data incidental to contract administration, such as financial and/or management information.

(15)  Unlimited rights means rights to use, modify, reproduce, perform, display, release, or disclose technical data in whole or in part, in any manner, and for any purpose whatsoever, and to have or authorize others to do so.

(b)  Rights in technical data. The Contractor grants or shall obtain for the Government the following royalty free, world-wide, nonexclusive, irrevocable license rights in technical data other than computer software documentation (see the Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation clause of this contract for rights in computer software documentation):

(1)  Unlimited rights.

The Government shall have unlimited rights in technical data that are—

(i)  Data pertaining to an item, component, or process which has been or will be developed exclusively with Government funds;

(ii)  Studies, analyses, test data, or similar data produced for this contract, when the study, analysis, test, or similar work was specified as an element of performance;

(iii)  Created exclusively with Government funds in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes;

(iv)  Form, fit, and function data;

(v)  Necessary for installation, operation, maintenance, or training purposes (other than detailed manufacturing or process data);

(vi)  Corrections or changes to technical data furnished to the Contractor by the Government;

(vii)  Otherwise publicly available or have been released or disclosed by the Contractor or subcontractor without restrictions on further use, release or disclosure, other than a release or disclosure resulting from the sale, transfer, or other assignment of interest in the technical data to another party or the sale or transfer of some or all of a business entity or its assets to another party;

(viii)  Data in which the Government has obtained unlimited rights under another Government contract or as a result of negotiations; or

(ix)  Data furnished to the Government, under this or any other Government contract or subcontract thereunder, with —

(A)  Government purpose license rights or limited rights and the restrictive condition(s) has/have expired; or

(B)  Government purpose rights and the Contractor’s exclusive right to use such data for commercial purposes has expired.

(2)  Government purpose rights.

(i)  The Government shall have government purpose rights for a five-year period, or such other period as may be negotiated, in technical data—

(A)  That pertain to items, components, or processes developed with mixed funding except when the Government is entitled to unlimited rights in such data as provided in paragraphs (b)(ii) and (b)(iv) through (b)(ix) of this clause; or

(B)  Created with mixed funding in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes.

(ii)  The five-year period, or such other period as may have been negotiated, shall commence upon execution of the contract, subcontract, letter contract (or similar contractual instrument), contract modification, or option exercise that required development of the items, components, or processes or creation of the data described in paragraph (b)(2)(i)(B) of this clause. Upon expiration of the five-year or other negotiated period, the Government shall have unlimited rights in the technical data.

(iii)  The Government shall not release or disclose technical data in which it has government purpose rights unless-

(A)  Prior to release or disclosure, the intended recipient is subject to the non-disclosure agreement at 227.7103-7 of the Defense Federal Acquisition Regulation Supplement (DFARS); or

(B)  The recipient is a Government contractor receiving access to the data for performance of a Government contract that contains the clause at DFARS 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends.

(iv)  The Contractor has the exclusive right, including the right to license others, to use technical data in which the Government has obtained government purpose rights under this contract for any commercial purpose during the time period specified in the government purpose rights legend prescribed in paragraph (f)(2) of this clause.

(3)  Limited rights.

(i)  Except as provided in paragraphs (b)(1)(ii) and (b)(1)(iv) through (b)(1)(ix) of this clause, the Government shall have limited rights in technical data—

(A)  Pertaining to items, components, or processes developed exclusively at private expense and marked with the limited rights legend prescribed in paragraph (f) of this clause; or

(B)  Created exclusively at private expense in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes.

(ii)  The Government shall require a recipient of limited rights data for emergency repair or overhaul to destroy the data and all copies in its possession promptly following completion of the emergency repair/overhaul and to notify the Contractor that the data have been destroyed.

(iii)  The Contractor, its subcontractors, and suppliers are not required to provide the Government additional rights to use, modify, reproduce, release, perform, display, or disclose technical data furnished to the Government with limited rights. However, if the Government desires to obtain additional rights in technical data in which it has limited rights, the Contractor agrees to promptly enter into negotiations with the Contracting Officer to determine whether there are acceptable terms for transferring such rights. All technical data in which the Contractor has granted the Government additional rights shall be listed or described in a license agreement made part of the contract. The license shall enumerate the additional rights granted the Government in such data.

(4)  Specifically negotiated license rights.

The standard license rights granted to the Government under paragraphs (b)(1) through (b)(3) of this clause, including the period during which the Government shall have government purpose rights in technical data, may be modified by mutual agreement to provide such rights as the parties consider appropriate but shall not provide the Government lesser rights than are enumerated in paragraph (a)(13) of this clause. Any rights so negotiated shall be identified in a license agreement made part of this contract.

(5)  Prior government rights.

Technical data that will be delivered, furnished, or otherwise provided to the Government under this contract, in which the Government has previously obtained rights shall be delivered, furnished, or provided with the pre-existing rights, unless—

(i)  The parties have agreed otherwise; or

(ii)  Any restrictions on the Government’s rights to use, modify, reproduce, release, perform, display, or disclose the data have expired or no longer apply.

(6)  Release from liability.

The Contractor agrees to release the Government from liability for any release or disclosure of technical data made in accordance with paragraph (a)(13) or (b)(2)(iii) of this clause, in accordance with the terms of a license negotiated under paragraph (b)(4) of this clause, or by others to whom the recipient has released or disclosed the data and to seek relief solely from the party who has improperly used, modified, reproduced, released, performed, displayed, or disclosed Contractor data marked with restrictive legends.

(c)  Contractor rights in technical data. All rights not granted to the Government are retained by the Contractor.

(d)  Third party copyrighted data. The Contractor shall not, without the written approval of the Contracting Officer, incorporate any copyrighted data in the technical data to be delivered under this contract unless the Contractor is the copyright owner or has obtained for the Government the license rights necessary to perfect a license or licenses in the deliverable data of the appropriate scope set forth in paragraph (b) of this clause, and has affixed a statement of the license or licenses obtained on behalf of the Government and other persons to the data transmittal document.

(e)  Identification and delivery of data to be furnished with restrictions on use, release, or disclosure. (1) This paragraph does not apply to restrictions based solely on copyright.

(2)  Except as provided in paragraph (e)(3) of this clause, technical data that the Contractor asserts should be furnished to the Government with restrictions on use, release, or disclosure are identified in an attachment to this contract (the Attachment). The Contractor shall not deliver any data with restrictive markings unless the data are listed on the Attachment.

(3)  In addition to the assertions made in the Attachment, other assertions may be identified after award when based on new information or inadvertent omissions unless the inadvertent omissions would have materially affected the source selection decision. Such identification and assertion shall be submitted to the Contracting Officer as soon as practicable prior to the scheduled date for delivery of the data, in the following format, and signed by an official authorized to contractually obligate the Contractor: Identification and Assertion of Restrictions on the Government’s Use, Release, or Disclosure of Technical Data.

The Contractor asserts for itself, or the persons identified below, that the Government’s rights to use, release, or disclose the following technical data should be restricted—

Technical data to be Furnished With Restrictions (1)	Basis for Assertion (2)	Asserted Rights Category (3)	Name of Person Asserting Restrictions (4)

(LIST)	(LIST)	(LIST)	(LIST)

(1) If the assertion is applicable to items, components or processes developed at private expense, identify both the data and each such items, component, or process.

(2) Generally, the development of an item, component, or process at private expense, either exclusively or partially, is the only basis for asserting restrictions on the Government’s rights to use, release, or disclose technical data pertaining to such items, components, or processes. Indicate whether development was exclusively or partially at private expense. If development was not at private expense, enter the specific reason for asserting that the Government’s rights should be restricted.

(3) Enter asserted rights category (e.g., government purpose license rights from a prior contract, rights in SBIR data generated under another contract, limited or government purpose rights under this or a prior contract, or specifically negotiated licenses).

(4) Corporation, individual, or other person, as appropriate.

Date

Printed Name and Title

Signature

(End of identification and assertion)

(4)  When requested by the Contracting Officer, the Contractor shall provide sufficient information to enable the Contracting Officer to evaluate the Contractor’s assertions. The Contracting Officer reserves the right to add the Contractor’s assertions to the Attachment and validate any listed assertion, at a later date, in accordance with the procedures of the Validation of Restrictive Markings on Technical Data clause of this contract.

(f)  Marking requirements. The Contractor, and its subcontractors or suppliers, may only assert restrictions on the Government’s rights to use, modify, reproduce, release, perform, display, or disclose technical data to be delivered under this contract by marking the deliverable data subject to restriction. Except as provided in paragraph (f)(5) of this clause, only the following legends are authorized under this contract: the government purpose rights legend at paragraph (f)(2) of this clause; the limited rights legend at paragraph (f)(3) of this clause; or the special license rights legend at paragraph (f)(4) of this clause; and/or a notice of copyright as prescribed under 17 U.S.C. 401 or 402.

(1)  General marking instructions. The Contractor, or its subcontractors or suppliers, shall conspicuously and legibly mark the appropriate legend on all technical data that qualify for such markings. The authorized legends shall be placed on the transmittal document or storage container and, for printed material, each page of the printed material containing technical data for which restrictions are asserted. When only portions of a page of printed material are subject to the asserted restrictions, such portions shall be identified by circling, underscoring, with a note, or other appropriate identifier. Technical data transmitted directly from one computer or computer terminal to another shall contain a notice of asserted restrictions. Reproductions of technical data or any portions thereof subject to asserted restrictions shall also reproduce the asserted restrictions.

(2)  Government purpose rights markings. Data delivered or otherwise furnished to the Government purpose rights shall be marked as follows:

Government Purpose Rights

Contract No.

Contractor Name

Contractor Address

Expiration Date

The Government’s rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(2) of the Rights in Technical Data—Noncommercial Items clause contained in the above identified contract. No restrictions apply after the expiration date shown above. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(3)  Limited rights markings. Data delivered or otherwise furnished to the Government with limited rights shall be marked with the following legend:

Limited Rights

Contract No.

Contractor Name

Contractor Address

The Government’s rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(3) of the Rights in ,Technical Data—Noncommercial Items clause contained in the above identified contract. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings. Any person, other than the Government, who has been provided access to such data must promptly notify the above named Contractor.

(End of legend)

(4)  Special license rights markings. (i) Data in which the Government’s rights stem from a specifically negotiated license shall be marked with the following legend:

Special License Rights

The Government’s rights to use, modify, reproduce, release, perform, display, or disclose these data are restricted by Contract No.            (Insert contract number)                   , License No.                        (Insert license identifier)           . Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(ii)  For purposes of this clause, special licenses do not include government purpose license rights acquired under a prior contract (see paragraph (b)(5) of this clause).

(5)  Pre-existing data markings. If the terms of a prior contract or license permitted the Contractor to restrict the Government’s rights to use, modify, reproduce, release, perform, display, or disclose technical data deliverable under this contract, and those restrictions are still applicable, the Contractor may mark such data with the appropriate restrictive legend for which the data qualified under the prior contract or license. The marking procedures in paragraph (f)(1) of this clause shall be followed.

(g)  Contractor procedures and records. Throughout performance of this contract, the Contractor and its subcontractors or suppliers that will deliver technical data with other than unlimited rights, shall—

(1)  Have, maintain, and follow written procedures sufficient to assure that restrictive markings are used only when authorized by the terms of this clause; and

(2)  Maintain records sufficient to justify the validity of any restrictive markings on technical data delivered under this contract.

(h)  Removal of unjustified and nonconforming markings. (1) Unjustified technical data markings. The rights and obligations of the parties regarding the validation of restrictive markings on technical data furnished or to be furnished under this contract are contained in the Validation of Restrictive Markings on Technical Data clause of this contract. Notwithstanding any provision of this contract concerning inspection and acceptance, the Government may ignore or, at the Contractor’s expense, correct or strike a marking if, in accordance with the procedures in the Validation of Restrictive Markings on Technical Data clause of this contract, a restrictive marking is determined to be unjustified.

(2)  Nonconforming technical data markings. A nonconforming marking is a marking placed on technical data delivered or otherwise furnished to the Government under this contract that is not in the format authorized by this contract. Correction of nonconforming markings is not subject to the validation of Restrictive Markings on Technical Data clause of this contract. If the Contracting Officer notifies the Contractor of a nonconforming marking and the Contractor fails to remove or correct such marking within sixty (60) days, the Government may ignore or, at the Contractor’s expense, remove or correct any nonconforming marking.

(i)  Relation to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government under any patent.

(j)  Limitation on charges for rights in technical data. (1) The Contractor shall not charge to this contract any cost, including, but not limited to, license fees, royalties, or similar charges, for rights in technical data to be delivered under this contract when—

(i)  The Government has acquired, by any means, the same or greater rights in the data; or

(ii)  The data are available to the public without restrictions.

(2)  The limitation in paragraph (j)(1) of this clause—

(i)  Includes costs charged by a subcontractor or supplier, at any tier, or costs incurred by the Contractor to acquire rights in subcontractor or supplier technical data, if the subcontractor or supplier has been paid for such rights under any other Government contract or under a license conveying the rights to the Government; and

(ii)  Does not include the reasonable costs of reproducing, handling, or mailing the documents or other media in which the technical data will be delivered.

(k)  Applicability to subcontractors or suppliers. (1) The Contractor shall ensure that the rights afforded its subcontractors and suppliers under 10 U.S.C. 2320, 10 U.S.C. 2321, and the identification, assertion, and delivery processes of paragraph (e) of this clause are recognized and protected.

(2)  Whenever any technical data for noncommercial items is to be obtained from a subcontractor or supplier for delivery to the Government under this contract, the Contractor shall use this same clause in the subcontract or other contractual instrument, and require its subcontractors or suppliers to do so, without alteration, except to identify the parties. No other clause shall be used to enlarge or diminish the Government’s, the Contractor’s, or a higher-tier subcontractor’s or supplier’s rights in a subcontractor’s or supplier’s technical data.

(3)  Technical data required to be delivered by a subcontractor or supplier shall normally be delivered to the next higher-tier contractor, subcontractor, or supplier. However, when there is a requirement in the prime contract for data which may be submitted with other than unlimited rights by a subcontractor or supplier, then said subcontractor or supplier may fulfill its requirement by submitting such data directly to the Government, rather than through a higher-tier contractor, subcontractor, or supplier.

(4)  The Contractor and higher-tier subcontractors or suppliers shall not use their power to award contracts as economic leverage to obtain rights in technical data from their subcontractors or suppliers. (5) In no event shall the Contractor use its obligation to recognize and protect subcontractor or supplier rights in technical data as an excuse for failing to satisfy its contractual obligations to the Government.

(End of clause)

252.227-9000 COMPUTER CODE DEVELOPMENT (OCT 1998)

Computer code development (the writing of a new computer program or the enhancement of an existing program to expand its capabilities) even if not explicitly specified in the Tasks of the SOW, shall be accompanied by a report which will be a brief summary describing the software, associated machine requirements and development and documentation status of each Computer Code for DTRA to determine the applicability of the Computer program to specific research programs.

252.235-9000 SOURCES OF INFORMATION (JULY 2000)

a.  The results of the research to be delivered to the Government under this Contract shall embody the most recent reliable information in the field which is available to the Contractor from private and governmental sources, and the Contractor agrees to utilize all sources of such information available to it. In this connection, information in this field which is in the control of DTRA shall, with the consent of the Contracting Officer’s Representative (COR) and under such safeguards and procedures as he/she may prescribe, be made available to the Contractor on request. Additionally, the Contractor is encouraged to make use of the resources available through the Defense Threat Reduction Information Analysis Center (DTRIAC), 1680 Texas Street, Southeast, Kirtland AFB, New Mexico 87117.

b.  Reasonable assistance in obtaining access to information, or in obtaining permission to use Government or private facilities, will be given to the Contractor by DTRA. Specifically, the Contractor must register with the Defense Technical Information Center, ATTN: DTIC, 8725 John J. Kingman Road, Suite 0944, Fort Belvoir, VA 22060-6218, in accordance with Defense Logistics Agency (DLA) Regulation 4185.10, Certification and Registration for Access to DoD Defense Technical Information. DD Form 1540, the registration form, shall be forwarded to the DTRA Contracting Officer for approval (DFARS 35.010(b)).

(End of clause)

252.227-9000 PROHIBITION OF USE OF LABORATORY ANIMALS (OCT 2008)(DTRA)

No animal studies may be conducted using DOD funds until Animal Care and Use Review Office (ACURO) approval has been granted. Studies involving non human primates, dogs, cats, or marine mammals will require a site visit by a DoD laboratory animal veterinarian. The recipient (including subcontractors) is expressly forbidden to use laboratory animals in any manner whatsoever without the express written approval of the US Army Medical Research and Material Command (MRMC), Animal Care and Use Review Office (ACURO). You must complete the ACURO Animal Use Appendix for Research Involving Animals found at the following web site: https://mrmc-www.army.mil/AnimalAppendix.asp.

Please submit the completed ACURO appendix, contact information, the DTRA contract number and a copy of the contract for processing to the email address listed at the ACURO website for processing. You will receive written approval to begin research under the applicable protocol proposed for this award from the US Army MRMC ACURO under separate email to the recipient and Principal Investigator. A copy of this approval will be provided to the Defense Threat Reduction Agency (DTRA) for the official file. Non-compliance with any provision of this clause may result in the termination of the award.

(End of Clause)

252.235-9001 PROHIBITION OF USE OF LABORATORY ANIMALS (OCT 2008)(DTRA)

No animal studies may be conducted using DOD funds until Animal Care and Use Review Office (ACURO) approval has been granted. Studies involving non human primates, dogs, cats, or marine mammals will require a site visit by a DoD laboratory animal veterinarian. The recipient (including subcontractors) is expressly forbidden to use laboratory animals in any manner whatsoever without the express written approval of the US Army Medical Research and Material Command (MRMC), Animal Care and Use Review Office (ACURO). You must complete the ACURO Animal Use Appendix for Research Involving Animals found at the following web site: https://mrmc-www.army.mil/AnimalAppendix.asp. Please submit the completed ACURO appendix, contact information, the DTRA contract number and a copy of the contract for processing to the email address listed at the ACURO website for processing. You will receive written approval to begin research under the applicable protocol proposed for this award from the US Army MRMC ACURO under separate email to the recipient and Principal Investigator. A copy of this approval will be provided to the Defense Threat Reduction Agency (DTRA) for the official file. Non-compliance with any provision of this clause may result in the termination of the award.

252.242-9000 CONTRACTOR PERFORMANCE ASSESSMENT REPORTING SYSTEM (CPARS) (NOV 2002)

1.  As required by FAR Parts 42 and 15, and DTRA policy for the Contractor Performance Assessment Reporting System (CPARS) and Past Performance Information Retrieval System (PPIRS), formerly known as PPAIS, effective July, 2001, the Government shall complete a CPAR each year of the period of performance of this contract. The contractor will have an opportunity to provide their comments in each CPAR before it is completed. In accordance with DTRA CPARS policy the completed CPARs will be entered into PPIRS, a retrieval system for Government source selection teams to access the CPARs of contractor’s performance. The DTRA CPARS and PPIRS policy includes an explanation of the process and procedures that will be utilized under this contract. A copy is available for contractor reference via the DTRAlink (www.dtra.mil) by accessing Acquisition, Doing Business With Us.

2.  The CPARs shall occur annually in accordance with the schedule established below:

(i)  Initial CPAR: 12 months after contract start date (date performance begins) TBD (by PCO)

(ii)  Interim CPAR(s) will be performed annually on the anniversary of the contract start date according to the following schedule: TBD (by PCO)

(iii)  A Final CPAR will be completed upon contract termination, transfer of program management/contract management responsibility outside of DTRA, the delivery of the final end item on contract and/or the completion of the performance period.

(iv)  An Out-of-Cycle CPAR may be required when there is a significant change in performance that alters the assessment in one or more evaluation area(s). An Out-of-Cycle CPAR is optional and shall be processed in accordance with DTRA CPARS policy referenced in paragraph 1. above.

3.  Each CPAR shall only cover the period elapsing from the last annual CPAR. The final CPAR shall not be used to summarize or “roll-up” the contractor’s performance under the entire contract. Each annual CPAR and the final CPAR together will comprise a total picture of contractor performance.

4.  At the request of the Government, a verbal, informal review of the Contractor’s performance may be held 3-6 months before the completion of the Interim or Final Evaluation periods. This review entails discussing any problems or areas of concern regarding the Contractor’s performance to date. No written evaluation form or other formal documentation is required for this evaluation. It may be conducted with the Contractor by telephone, teleconference or face-to-face. This is designed to offer the Contractor an opportunity to correct known deficiencies or weaknesses prior to the formal written evaluation.

5.  As set forth in DTRA CPARS policy, any disagreements between the Contractor and the Program Manager regarding the CPAR(s) that cannot be resolved shall be reviewed by the designated Reviewing Official prior to completion of the CPAR.

6.  Special Requirements for Indefinite Delivery Contracts (IDIQ and Requirements type), CPARs shall be processed (select one)

☐ for all existing orders (combined) at the time the CPAR is processed

☐ on an order-by-order basis

☐ on a grouped order basis

7.  The policy and procedures set forth in this clause and DTRA CPARS policy are not subject to “Disputes” as described in FAR Part 33.

252.245-9000 Government Property (AUG 2009)

(a)  In accordance with FAR 52.245-1(b), Property Management, and FAR 52.245-1(f), Contractor Plans and Systems, the Contractor shall have a system to manage (control, use, preserve, protect, repair and maintain) Government property in its possession.

(b)  The Contract Data Requirements Lists (CDRLs) associated with the Property for this Contract are contained in Exhibit “A” and included in Section J of this contract. The spreadsheet required by the CDRL entitled “Master Government Property List (MGPL) will be incorporated in Section J of this contract.

(c)  The Contractor shall provide to the Government an updated MGPL according to the CDRL.

(d)  The Government Site Visits/Physical Inventory — The DTRA will annually verify the Property in the Possession of the Contractor. The Contactor’s Point of Contact shall coordinate with the Program Manager/Contracting Officer Representative or DTRA Accountable Property Officer (APO) on prearranged site visits upon request.

(e)  The Contractor shall annually conduct and provide to the DTRA a physical inventory report of ALL Government Property in its possession according to the Master Government Property List (Physical Inventory) CDRL.

(f)  The physical inventory report shall be validated/confirmed via signature by both the Contractor’s Property Administrator and the DTRA’s Government Representative (i.e. COR, APO, etc.). Inventory discrepancies must be reported immediately to the Contracting Officer, COR/Program Manager and resolved by the DTRA APO.

(g)  The Contractor shall provide all CDRL reports to the Government electronically in a spreadsheet using Microsoft Office Excel. Unless otherwise specified, the contractor shall submit all data through the IUID Registry.

(End of Clause)

Section J - List of Documents, Exhibits and Other Attachments

Exhibit/Attachment Table of Contents

DOCUMENT TYPE	DESCRIPTION	PAGES	DATE
Exhibit A	CLIN 0002 Exhibit(s)	1
Attachment 1	Statement of Work	11	15-MAR-2009
Attachment 2	CDRLS	5	15-SEP-2009

Statement of Work

03/15/09

1.0  OBJECTIVE

Brief Overview of Specialty Area:  Our proposal addresses the topic: Protect the Department of Defense from WMD. We will attempt to develop new and improve existing antiviral vaccines to immunize the warfighter against often debilitating or lethal viral diseases. Our vaccine formulation will encode antigens from viral biothreat agents (e.g., Rift Valley fever virus (RVFV)) and will lead to a strong adaptive immune response against the targeted pathogens. These pre-treatments will also have utility for the general public in regions where the target pathogens are endemic or emerging, even in the United States where the spread of RVFV would rival that of West Nile virus.

Why Work is Being Pursued:  Viral infections present a significant threat to our troops abroad, to the United States mainland as a potential bioweapon, and to travelers and indigenous populations where the pathogens are endemic and/or emerging. Many viral agents are classified as NIAID Category A Priority Pathogens and as Biosafety Level (BSL-) 3 or 4 agents due to the lack of available vaccines and/or their case of dissemination by aerosol transmission. The initial focus will be to combine the broadly applicable aGal Adjuvant Technology with vaccine candidates against RVFV. This pathogen is a real and common threat. The lack of prophylactic and therapeutic measures, the potential for human-to-human transmission, and the significant threat to livestock associated with RVFV, make infection with these pathogens a serious public health concern not only in endemic, developing countries, but also in many non-endemic developed countries due to the recent bioterror threats. Until recently RVFV outbreaks had been limited to the African continent. However, the geographical range of RVFV has now expanded, with outbreaks in Saudi Arabia and Yemen in 2000 affecting both livestock and humans. More recent reports of infected livestock within Russia, Afghanistan and Northern India have been confirmed [77]. This is a clear indication that RVFV is not solely an African disease but a geographically rapidly expanding disease which is quickly becoming a threat to the US. Importantly, the number of outbreaks and lethality of these outbreaks have not lessened over time, and there are indications that they may have become more severe. The urgent need for an effective vaccine for RVFV is illustrated by the statistics from recent outbreaks: From 13th Jan to 3rd May 2007, a total of 264 cases including 109 deaths [case fatality ratio (CFR) 41%] of RVF were reported in Tanzania-; from 30th Nov 2006 to 12th Mar 2007, a total of 684 cases including 155 deaths (CFR 23%) of RVF were reported in Kenya. From 19th Dec 2006 to 20th Feb 2007, a total of 114 cases including 51 deaths (CFR 45%) of RVF were reported in Somalia [World Health Organization (WHO), CSR, Disease Outbreak News, Wed 9 May 2007]. Although the mortality rate for humans infected with RVFV previously reported was less than 2%, it is clear that the mortality rate in these recent outbreaks is substantially higher. Although not addressed by these reports, it is likely that morbidity is also substantially increased.

What We are Trying to Accomplish:  We will attempt to demonstrate the broad applicability of the aGal Adjuvant Technology to any existing or new antiviral vaccine platform to protect the warfighter from potentially lethal infection. These modified, improved vaccines against primarily viral pathogens identified as priority threats by the DoD will also be useful for the general population in areas where human pathogenic viral agents are endemic or emerging, as well as in the event of a suspected bioterror incident.

Overall, this proposed project will illustrate how the broad-spectrum aGal Adjuvant Technology will improve the efficacy of new and existing vaccines, which should lead to a reduction in the overall number of required vaccinations and a decrease of the vaccine dose, thus making vaccine production more cost-effective and for the end user (i.e., government: Strategic National Stockpile and National Veterinary Stockpile) more affordable.

2.0  SCOPE:  This proposal, “aGal Adjuvant Technology for Biodefense Agents”, is in support of the R&D Innovation Office (RD-INO).

Goals:  This effort will support the DTRA campaign, “Protect the Department of Defense from WMD”, aimed at developing Protection and Mitigation technologies, methodologies, and/or standards for eventual transition through the DTRA R&D Enterprise.

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3.0  BACKGROUND

aGal Adjuvant Technology: Safety and Broad Applicability:  The purpose of an adjuvant is to stimulate the immune system to respond more strongly to an antigen than it normally would. A very good adjuvant can mean that a fraction of the antigen can be used to stimulate the body’s defense to create immunity to a disease. Since the antigen is the most expensive and difficult component required for the production of an effective vaccine, good adjuvants can be the key to generate any functional vaccine.

The aGal Adjuvant Technology exploits a robust zoonotic blockade against viruses from lower animals to enhance potency of antiviral vaccines. Human naturally acquired immunity against the common aGal epitope (galactose-alpha(1,3)-galactose-beta(1,4)N-acetyl-glucosamine-R (Gal-a(1-3 )-Gal-b(1.4)-GlcNAc-R) is facilitated by the loss of a key enzyme in the epitope’s biosynthetic pathway. Since human cells are devoid of this epitope, chronic stimulus from gut flora leads to high levels of circulating anti-aGal Abs (IgG and IgM) and the development of a robust immune response pathway. Because the aGal epitope is immediately recognized as foreign, the naturally acquired aGal immune pathway in humans serves as a strong barrier to zoonotic infection. The aGal Adjuvant Technology takes advantage of this natural process to facilitate the rapid presentation of modified antigens to antigen-presenting cells, leading to a strong immune response. The evolutionary immunity to aGal ensures that the presence of aGal epitopes on antigens will lead to a robust immune response involving cross-activation of TH1 immunity, characterized by cytokine secretion and increased phagocytic activity, and TH2 immunity characterized by high Abs titers. Interestingly, birds are also a1,3 GT-negative and this might explain why several pathogens transmitted by birds have readily jumped to humans (avian flu H5N1, West Nile virus, Eastern equine encephalitis).

Ab titers against aGal epitopes are among the highest recorded in humans and can comprise >2% of the entire circulating Ab repertoire. These Abs are also responsible for the well-documented immunologic phenomenon known as hyperacute rejection (of aGal(+) tissues), experimentally observed during attempts at xenotransplantation.

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Product Management Plan:  The PI Dr. Link and the Program Manager Dr. Flick shall update the Product Development Plan within thirty (30) calendar days of the effective date of the contract. The contractor shall obtain approval of the Project Officer and Contracting Officer prior to the initiation of any activities related to its execution. Dr. Link shall oversee the performance of all activities based on the approved Implementation Plan. Both the PDP and Implementation Plan will be reviewed at a Post-Award Contract Initiation Meeting planned and coordinated by Dr. Link and shall include the PI, Project Manager, key investigators, and appropriate key contractor and subcontractor personnel, Project Officer, other DTRA and DoD staff designated by the Project Officer and the Contracting Officer. Dr. Flick and Dr. Link will provide oversight on the performance of all activities based on defined milestones and timelines approved by the Project Officer and the Contracting Officer. In addition, the PI and Program Manager will be responsible for the development of, review and recommendations for all proceed (Go/No Go) decision points throughout the period of performance, including listing quantitative and qualitative assessment criteria, both scientific and regulatory, for advancing the candidate vaccine past each Go/No Go decision point to the next stage of product development for all Research and Development Activities. In addition, they will be responsible for annual updates and any change in milestones. The contractor shall obtain approval of the Project Officer and the Contracting Officer of all updates and changes to the PDP prior to the initiation of any activities related to its execution. The contractor shall provide a detailed timeline, in Gantt chart format with predecessor and successor logic, covering the initiation, conduct and completion of each product development task that is linked to direct costs for each product development milestone identified in the PDP. Dr. Link will elicit input and recommendations as needed from all team member designees in developing the PDP, timelines, and management decisions. The PI shall submit all required reports (i.e., Quarterly Contract Performance Report, Cumulative Annual Progress Report, etc.) as defined in the Contract Data Requirement List (CDRL).

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Procedures to handle adverse experimental or production developments:  The occurrence of adverse experimental data or production difficulties is fairly common in biologics development and manufacturing. The responsibility of every individual in the project is to address these problems in a constructive manner. Supervisory personnel, whether in the research laboratory or operating in QA/QC, will convey written notice of such problems or concerns to the project manager (or their designee) in a timely fashion. It is the responsibility of the project manager to convene a meeting of stakeholders in the affected processes to allow discussion of issues. These meetings will he recorded such that proposals that further define and/or resolve those problems are acted upon in a timely fashion. The Principal Investigator is responsible for determining whether satisfactory resolution has been achieved. If developments are such that the project goals are jeopardized or require actions outside the scope of the contract, the PI is required to assure notification of the Project Officer in a timely manner so that alternative strategies and/or remedial actions may be taken.

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